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                                                                     Exhibit 7.B



                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the inclusion, in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form S-6 (File No. 333-71763) for the Provident Mutual Variable Life Separate Account, of the following reports:

         1. Our report dated February 2, 2001 on our audits of the financial statements of Provident Mutual Life Insurance Company and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000.

         2. Our report dated February 28, 2001 on our audits of the financial statements of the Provident Mutual Variable Life Separate Account (comprising twenty-eight subaccounts) as of December 31, 2000 and for each of the three years in the period ended December 31, 2000.

         We also consent to the reference to our Firm under the caption
"Experts".





PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
April 19, 2001